Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com

December 22, 2016

CONE Midstream Partners LP

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Ladies and Gentlemen:

We have acted as special counsel to CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), CONE Midstream Finance Corp. a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.”), CONE Midstream Operating Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Operating LLC” and, together with the Partnership and Finance Corp., the “Debt Issuers”), CONE Midstream DevCo I GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DevCo I GP”), CONE Midstream DevCo II GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DevCo II GP”), CONE Midstream DevCo III GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DevCo III GP”), CONE Midstream DevCo I LP, a Delaware limited partnership and indirect, wholly owned subsidiary of the Partnership (“DevCo I LP”), CONE Midstream DevCo II LP, a Delaware limited partnership and subsidiary of the Partnership (“DevCo II LP”) and CONE Midstream DevCo III LP, a Delaware limited partnership and subsidiary of the Partnership (“DevCo III LP” and, together with the Partnership, Operating LLC, DevCo I GP, DevCo II GP, DevCo III GP, DevCo I LP and DevCo II LP, the “Guarantors” and, collectively with the Finance Corp., the “Registrants”), in connection with the preparation of a registration statement on Form S-3 originally filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 16, 2016, as amended by Amendment No. 1 to the registration statement on Form S-3 filed on December 22, 2016 (the “Registration Statement”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an aggregate of $750,000,000 of an indeterminate number or amount of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (iii) debt securities issued by one or more of the Debt Issuers, which may either be senior or subordinated in right of payment, and may be issued in one or more series (collectively, the “Debt Securities”), and (iv) guarantees (the “Guarantees”) with respect to the Debt Securities by some or all of the Guarantors.

The Common Units, the Preferred Units, the Debt Securities and the Guarantees are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

ANDREWS KURTH KENYON LLP

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CONE Midstream Partners LP

December 22, 2016

The Debt Securities may be issued pursuant to any of: (i) an indenture relating to the issuance of senior debt securities by the Partnership and Finance Corp., if applicable, in substantially the form filed as Exhibit 4.1 to the Registration Statement (the “Partnership Senior Indenture”), among the Partnership, Finance Corp., if applicable, and Wells Fargo, National Association, as trustee (the “Trustee”); (ii) an indenture relating to the issuance of subordinated debt securities by the Partnership and Finance Corp., if applicable, in substantially the form filed as Exhibit 4.2 to the Registration Statement (the “Partnership Subordinated Indenture” and, together with the Partnership Senior Indenture, the “Partnership Indentures”), among the Partnership, Finance Corp., if applicable, and the Trustee; (iii) an indenture relating to the issuance of senior debt securities by Operating LLC and Finance Corp., if applicable, in substantially the form filed as Exhibit 4.3 to the Registration Statement (the “Operating LLC Senior Indenture”) among Operating LLC, Finance Corp., if applicable, and the Trustee; or (iv) an indenture relating to the issuance of subordinated debt securities by Operating LLC and Finance Corp., if applicable, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Operating LLC Subordinated Indenture” and, together with the Partnership Senior Indenture, the Partnership Subordinated Indenture and the Operating LLC Senior Indenture, the “Indentures”) among Operating LLC, Finance Corp., if applicable, and the Trustee. The Guarantees, if any, with respect to any series of Debt Securities issued under any of the Indentures, may be issued under such Indenture, as it may be amended or supplemented from time to time, pursuant to a supplemental indenture, to which each Guarantor providing a Guarantee of the Debt Securities of such series shall be a party.

In arriving at the opinions expressed below, we have examined the following:

(i)	the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership (collectively, the “Partnership Documents”), in each case as amended to date;

(ii)	the Certificate of Incorporation and the Bylaws of Finance Corp. (collectively, the “Finance Corp. Documents”);

(iii)	the Certificate of Formation and the First Amended and Restated Limited Liability Company Agreement (collectively, the “GP Documents”) of CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), in each case as amended to date;

(iv)	the Certificate of Formation and the Limited Liability Company Agreement of Operating LLC (collectively, the “Operating LLC Documents”);

(v)	the Certificate of Formation and the Limited Liability Company Agreement of DevCo I GP (collectively, the “DevCo I GP Documents”);

(vi)	the Certificate of Formation and the Limited Liability Company Agreement of DevCo II GP (collectively, the “DevCo II GP Documents”);

CONE Midstream Partners LP

December 22, 2016

(vii)	the Certificate of Formation and the Limited Liability Company Agreement of DevCo III GP (collectively, the “DevCo III GP Documents”);

(viii)	the Certificate of Limited Partnership and the Agreement of Limited Partnership of DevCo I LP (collectively, the “DevCo I LP Documents”);

(ix)	the Certificate of Limited Partnership and the Agreement of Limited Partnership of DevCo II LP (collectively, the “DevCo II LP Documents”);

(x)	the Certificate of Limited Partnership and the Agreement of Limited Partnership of DevCo III LP (collectively, the “DevCo III LP Documents” and, together with the Partnership Documents, the Finance Corp. Documents, the GP Documents, the Operating LLC Documents, the DevCo I GP Documents, the DevCo II GP Documents, the DevCo III GP Documents, the DevCo I LP Documents and the DevCo II LP Documents, the “Constituent Documents”);

(xi)	the Registration Statement;

(xii)	the Prospectus;

(xiii)	the forms of the Indentures filed as Exhibits to the Registration Statement; and

(xiv)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents.

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction.

In rendering the opinions expressed below, we have assumed that:

(i)	the Constituent Documents will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii)	the consideration paid for any Common Units or Preferred Units will comply with Article V of the Partnership Agreement;

(iii)	any supplemental indenture to any of the Indentures and any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officer’s certificate; and

CONE Midstream Partners LP

December 22, 2016

(iv)	the form and terms of the Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance of the applicable Registrant’s obligations thereunder or in respect thereof (including, without limitation, its obligations under any of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Constituent Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In addition, except in the case of the Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Common Units, when (a) the General Partner has taken all necessary action to authorize and approve the issuance by the Partnership of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the board of directors of the General Partner, such Common Units will be validly issued and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any debts, liabilities or other obligations.

2. With respect to the Preferred Units, when (a) the General Partner has taken all necessary action to authorize and approve the issuance by the Partnership and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) such Preferred Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement and the applicable amendment to the Partnership Agreement providing for the designation and issuance of such Preferred Units so authorized and approved by the board of directors of the General Partner, such Preferred Units will be validly issued and purchasers of such Preferred Units will have no obligation, solely by reason of their ownership of such Preferred Units, to make contributions to the Partnership or any further payments for their purchase of such Preferred Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Preferred Units, to creditors of the Partnership for any debts, liabilities or other obligations.

CONE Midstream Partners LP

December 22, 2016

3. With respect to any series of Debt Securities to be issued under the Indentures, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the applicable Debt Issuers and the Trustee, (b) each applicable supplement, if any, to the applicable Indenture has been duly authorized and validly executed and delivered by the applicable Debt Issuers, or the applicable resolution of the board of directors of the General Partner (on behalf of the Partnership or Operating LLC) and/or the board of directors of Finance Corp., as applicable, has been duly authorized and validly executed and delivered thereby, in either case in accordance with the terms of the applicable Indenture, (c) the applicable Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, each applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership or Operating LLC) and/or the board of directors of Finance Corp. upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the applicable Debt Issuers.

4. With respect to the Guarantees of any series of Debt Securities to be issued under an Indenture, when (a) the General Partner (on behalf of the applicable Guarantor), has taken all necessary action to authorize and approve the issuance of such Guarantee by such Guarantor, and the terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the applicable Guarantor agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the applicable Guarantor and the Trustee, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the applicable Guarantor), upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of such Guarantor.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

CONE Midstream Partners LP

December 22, 2016

Our opinions in paragraphs 3 and 4 assume that Section 5-501.6 of the New York General Obligations Law will apply to any Guarantees and any series of the Debt Securities.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP